SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ALLSPRING GLOBAL DIVIDEND OPPORTUNITY FUND
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] [ ]	No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(a) Title of each class of securities to which transaction applies:
(b) Aggregate number of securities to which transaction applies:
(c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(d) Proposed maximum aggregate value of transaction:
(e) Total fee paid:
[ ]	Fee paid previously with preliminary material
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(a) Amount Previously Paid: ______________
(b) Form, Schedule or Registration Statement No.: ____
(c) Filing Party: ______________________
(d) Date Filed: _______________________

Allspring Global Dividend Opportunities Fund

Allspring Multi Sector Income Fund

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 5, 2024

Your vote is needed today!

Dear Shareholder:

The Annual Meeting of Shareholders to be held on February 5, 2024, is quickly approaching, and our records indicate that we have not yet received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

Voting now helps minimize additional costs to the Funds by avoiding the need for additional mailings.

The Proxy Statement we sent you contains important information regarding the proposal that you and other shareholders are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card.  If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the Funds’ proxy solicitor, toll-free at 1-888-275-5489.

For your convenience, please utilize any of the following methods to submit your vote:

1. Vote Online.
Visit the website noted on the enclosed proxy voting card and follow the instructions.

2. Vote by Phone.
Call the toll-free number printed on the enclosed proxy voting card, and follow the automated instructions.  Available 7 days a week, 24 hours a day.

Thank you for your prompt attention to this matter and your continued confidence in Allspring Funds.  If you have already voted, we appreciate your participation, and you may disregard this notice.

Allspring2024